SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)
                                October 30, 2003


                         THE HAIN CELESTIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)


       Delaware                           0-22818                22-3240619
(State or other jurisdiction            (Commission          (I.R.S. Employer
of incorporation)                       File Number)         Identification No.)

--------------------------------------------------------------------------------

       58 South Service Road
       Melville, New York                                               11747
-------------------------------------------------------               ----------
(Address of principal executive offices)                              (Zip Code)



Registrant's telephone number, including area code (631) 730-2200




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                                      -2-


Item 12.   Results of Operations and Financial Condition

     On October 30, 2003, The Hain Celestial Group, Inc. announced its earnings for its first fiscal year quarter ended September 30, 2003.

     A copy of the related press release is attached as Exhibit 99.1.



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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   THE HAIN CELESTIAL GROUP, INC.


Dated:  October 30, 2003           By:    /s/ Ira J. Lamel
                                          --------------------------------------
                                          Name:  Ira J. Lamel
                                          Title: Executive Vice President and
                                                 Chief Financial Officer



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                                  EXHIBIT INDEX


Exhibit No.               Description
-----------               -----------

99.1                       Press release dated October 30, 2003

                                                                    Exhibit 99.1

                     THE HAIN CELESTIAL GROUP REPORTS STRONG
                      32% REVENUE GROWTH AND 36% EPS GROWTH
                                IN FIRST QUARTER

    Net Income of $0.19 per share vs. $0.14 per share in Prior Year's Quarter
               Revenue Grows 32% Over the Prior Year's Quarter to
                 Record First Quarter Revenue of $127.1 Million


MELVILLE, NY, October 30, 2003 -- The Hain Celestial Group (NASDAQ:HAIN), the leading natural and organic food company, today announced strong results for the Fiscal 2004 first quarter. Hain Celestial reported net income of $6.5 million, or $0.19 per share in the first quarter this year, compared with net income of $4.7 million, or $0.14 per share in the prior year's comparable quarter. Net income per share grew 36% over the prior year's quarter. First quarter sales grew 32% to $127.1 million, a first quarter record for the company, compared with net sales of $96.4 million in the prior year period.

Operating income increased by 47% in the quarter to $11.3 million as compared to $7.7 million in the prior year's quarter. The Company reported that gross margins increased to 29.3% over the prior year's 28.8%. Further, selling, general and administrative expenses were reduced to 20.3% of sales this year versus 20.8% last year, even with increased advertising and marketing expenses, reflecting the Company's ability to drive increased sales through its existing infrastructure.

Irwin Simon, President and Chief Executive Officer, said, "We are very pleased with our good performance this quarter. Our company-wide growth reflects our success in capitalizing on increased consumer demand for natural and organic products. We grew several key brands and businesses, including 6% growth at Celestial Seasonings and 40% in our Melville businesses. Terra enjoyed renewed growth, with sales increasing 13% in the quarter over the prior year. Our business in Canada grew 23% during the quarter, and our business in Europe grew 59% in the quarter.

"We are particularly pleased that our businesses experienced strong growth both internally and from brands acquired during the 2003 fiscal year. Our progress in integrating Imagine, Walnut Acres, and Grains Noirs continues on track. As we integrate acquired businesses, we are confident that we will continue to improve our margins," said Mr. Simon.

The Company said that its previously announced "30 in 3" cost savings initiative is underway, and that it expects initial savings from this program to begin in the second half of the current fiscal year.

Mr. Simon continued, "At The Hain Celestial Group, we are proud to be in our 10th Anniversary Year, and we are even prouder to be Changing the Way the World Eats. Today, over 60% of

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adults and 13% of children in the United States are considered obese. Our continued mission is to provide people with high quality natural and organic products that adhere to stringent standards and have never included trans-fat or hydrogenated oils, ingredients that can cause serious health issues."

Hain Celestial launched numerous new products this quarter that reflect this approach. "In September, we were proud to be the first company to launch a full line of all natural, low-carb products under our CarbFit(R) label, co-branded with our popular Health Valley(R), Hain Pure Snax(R), and DeBole's(R) brands," said Mr. Simon. "Beginning this November, CarbFit(R) snacks will be coupled with Michelob(R) ULTRA low carb beer in promotional displays at participating stores nationwide. We also introduced Celestial Seasonings innovative TeaHouse Lattes and Chais, Health Valley(R) Heartwise(TM), Enpower(TM) and Slender(TM) cereals, Mini Cookies and Peanut Butter and Jelly Bars, and exciting new Terra Potato Chip products. Our new Rice Dream Heartwise(TM) rice drink co-developed in our new collaboration with Cargill will be launched in November."

Mr. Simon concluded, "As we look forward to the remainder of our Fiscal 2004, we confirm our earlier earnings guidance for the full year of $0.95 -- $1.03 per share, reflecting 20% to 30% earnings per share growth over Fiscal 2003's GAAP earnings of $0.79 per share. As previously announced, we expect revenues of $540
- $565 million reflecting annual growth of 16% to 21% over Fiscal 2003's sales of $466.5 million."

About The Hain Celestial Group

The Hain Celestial Group, headquartered in Melville, NY, is a natural, specialty and snack food company. The Company is a leader in 13 of the top 15 natural food categories, with such well-known natural food brands as Celestial Seasonings (R) teas, Walnut Acres(R), Hain Pure Foods(R), Westbrae(R), Westsoy(R), Rice Dream(R), Soy Dream(R), Imagine(R), Arrowhead Mills(R), Health Valley(R), Breadshop's(R), Casbah(R), Garden of Eatin(R), Terra Chips(R), Yves Veggie Cuisine(R), The Good Dog (R), The Good Slice(R), DeBoles(R), Lima(R), Biomarche(R), Grains Noirs(R), Earth's Best(R), and Nile Spice. The Company's principal specialty product lines include Hollywood(R) cooking oils, Estee(R) sugar-free products, Kineret(R) kosher foods, Boston Better Snacks(R), and Alba Foods(R). The Hain Celestial Group's website can be found at www.hain-celestial.com.

Statements made in this Press Release that are estimates of past or future performance are based on a number of factors, some of which are outside of the Company's control. Statements made in this Press Release that state the intentions, beliefs, expectations or predictions of The Hain Celestial Group and its management for the future are forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. Information concerning factors that could cause actual results to differ materially from those in forward-looking statements is contained from time to time in filings of The Hain Celestial Group with the U.S. Securities and Exchange Commission. Copies of these filings may be obtained by contacting The Hain Celestial Group or the SEC.

                                       ###

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                         THE HAIN CELESTIAL GROUP, INC.
                          Consolidated Balance Sheets
                                 (In thousands)

                                                                  September 30,            June 30,
                                                                 --------------           ----------
                                                                      2003                   2003
                                                                 --------------           ----------
                                                                              (Unaudited)

ASSETS
Current assets:
     Cash and cash equivalents                                   $  12,879               $   10,984
     Trade receivables, net                                         74,895                   61,215
     Inventories                                                    69,068                   66,444
     Recoverable income taxes                                          641                      223
     Deferred income taxes                                           3,171                    3,171
     Other current assets                                            7,019                    7,671
                                                                 --------------           ----------
        Total current assets                                       167,673                  149,708


Property, plant and equipment,  net                                 67,425                   68,665
Goodwill, net                                                      298,971                  296,508
Trademarks and other intangible assets, net                         55,891                   55,975
Other assets                                                        10,393                   10,692
                                                                 --------------           ----------
        Total assets                                             $ 600,353               $  581,548
                                                                 ==============           ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable and accrued expenses                       $  53,684               $   55,710
     Income taxes payable                                            4,312                    1,867
     Current portion of long-term debt                              19,056                    8,807
                                                                 --------------           ----------
        Total current liabilities                                   77,052                   66,384

Deferred income taxes                                               14,912                   14,912
Long-term debt, less current portion                                59,227                   59,455
                                                                 --------------           ----------
        Total liabilities                                          151,191                  140,751

Stockholders' equity:
     Common stock                                                      349                      348
     Additional paid-in capital                                    365,464                  364,877
     Retained earnings                                              85,631                   79,089
     Treasury stock                                                 (8,435)                  (8,156)
     Foreign currency translation adjustment                         6,153                    4,639
                                                                 --------------           ----------
        Total stockholders' equity                                 449,162                  440,797
                                                                 --------------           ----------

        Total liabilities and stockholders' equity               $ 600,353               $  581,548
                                                                 ==============           ==========




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                         THE HAIN CELESTIAL GROUP, INC.
                      Consolidated Statements of Operations
                    (in thousands, except per share amounts)



                                                                  Three Months Ended September 30,
                                                                  --------------------------------
                                                                     2003                    2002
                                                                 --------------           ----------
                                                                             (Unaudited)

Net sales                                                        $ 127,053               $   96,420
Cost of Sales                                                       89,891                   68,622
                                                                 --------------           ----------
Gross profit                                                        37,162                   27,798

SG&A expenses                                                       25,819                   20,095
                                                                 --------------           ----------

Operating income                                                    11,343                    7,703

Interest expense and other expenses                                    791                      170
                                                                 --------------           ----------
Income before income taxes                                          10,552                    7,533
Income tax provision                                                 4,010                    2,844
                                                                 --------------           ----------
Net income                                                       $   6,542               $    4,689
                                                                 ==============           ==========


Basic per share amounts                                          $    0.19               $     0.14
                                                                 ==============           ==========

Diluted per share amounts                                        $    0.19               $     0.14
                                                                 ==============           ==========


Weighted average common shares outstanding:
Basic                                                               34,221                   33,702
                                                                 ==============           ==========
Diluted                                                             35,356                   34,382
                                                                 ==============           ==========
